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                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY


                            COMPANY OPTION AGREEMENT

                  This COMPANY OPTION AGREEMENT ("Option Agreement") dated as of November 17, 1999, is by and between Kimberly-Clark Corporation, a Delaware corporation ("Parent"), and Safeskin Corporation, a Florida corporation ("Company").

                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of Parent and Company have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of a wholly-owned subsidiary of Parent ("Merger Sub") with and into Company with Company being the Surviving Corporation;

                  WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Company has agreed to grant to Parent the option set forth herein to purchase 7,492,353 shares of the Common Stock, par value $.01 per share, of Company (the "Common Stock") as provided herein; and

                  WHEREAS, contemporaneously herewith, Parent, Sub and Company are entering into the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

                  1. DEFINITIONS.

                  Capitalized terms used but not defined herein shall have the same meanings as set forth in the Merger Agreement.

                  2. GRANT OF OPTION.

                  On the terms and subject to the conditions set forth herein, Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 7,492,353 authorized but previously unissued shares of Common Stock at a price of $12.00 per share (the "Purchase Price") payable in cash as provided in
Section 4 hereof.

                  3. EXERCISE OF OPTION.

                  (a) Parent may exercise the Option in its entirety at any time after a Purchase Event (as defined below) shall have occurred; provided, however, that (i) if the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earlier to occur of (A) the Effective Time of the Merger, or (B) the termination of the Merger Agreement


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in accordance with its terms; provided, further, however, that (x) if the Merger
Agreement is terminated by Company pursuant to Section 8.1(f) thereof, or (y) the Merger Agreement is terminated by Parent or Parent has the right to terminate the Merger Agreement pursuant to Section 8.1(g) thereof, the Option shall remain exercisable until the date which is 90 days after the date of such termination (or, if earlier, 90 days after the date on which Parent has the right to terminate the Merger Agreement under Section 8.1(g)); and provided, further, that, if prior to the termination of the Merger Agreement in accordance with its terms, a Takeover Proposal by any Person (other than Parent or an Affiliate of Parent) shall have been publicly announced, the Option shall not terminate until the earlier of (x) the date a Purchase Event can no longer occur and (y) 90 days after the occurrence of a Purchase Event, except that if the Purchase Event is of the type described in clause (ii) of the definition thereof, the Option shall not terminate until 90 days after the termination of the Merger Agreement; (ii) if the Option cannot be exercised immediately prior to its expiration date because of an injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be; and (iii) if the Option cannot be exercised immediately prior to its expiration date because any applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976 or similar laws of applicable foreign countries (collectively, the "Antitrust Laws") shall not have expired or been terminated, the Option shall expire on the 30th business day after such expiration or termination.

                  (b) As used herein, a "Purchase Event" shall be deemed to have occurred if:

                           (i) the Merger Agreement is terminated by Company in
                  accordance with Section 8.1(f) thereof;

                           (ii) Parent has the right to terminate the Merger
                  Agreement pursuant to Section 8.1(g) thereof; or

                           (iii) all of the following occur: (A) prior to the
                  Shareholders Meeting the Merger Agreement shall not have been terminated and there shall have been publicly announced a Takeover Proposal by any Person (other than Parent or an Affiliate of Parent), (B) after such public announcement the shareholders of Company shall not approve the Merger at the Shareholders Meeting or any adjournment thereof, (C) within twelve months after the Shareholders Meeting or the last adjournment thereof Company shall enter into any written letter of intent (whether or not binding), acquisition agreement, merger agreement or other similar agreement or agreement in principle in respect of a Takeover Proposal with any Person contemplated by clause (A) above or such Person shall commence any tender or exchange offer for the Shares, and (D) upon, or at any



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                  time within twelve months after, such entry into any letter of intent or agreement or such commencement of any tender or exchange offer such Person shall consummate a transaction similar to that contemplated by such Takeover Proposal or any tender or exchange offer for Beneficial Ownership of at least 15% of the Shares.

                  (c) If Parent wishes to exercise the Option, it shall deliver to Company a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date nor earlier than three business days nor later than 10 business days (or, if approval under the HSR Act is required, 60 calendar days) from the Notice Date for the closing of such purchase (the "Closing Date").

                  (d) Parent may, in its sole discretion, terminate the Option prior to the termination date contemplated by Section 3(a) hereof by giving notice to Company to such effect.

                  4. PAYMENT AND DELIVERY OF CERTIFICATES.

                  (a) At any closing referred to in Section 3 hereof, Parent shall pay to Company the aggregate Purchase Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated in writing by Company.

                  (b) At any such closing, simultaneously with the delivery of cash as provided in Section 4(a), Company shall deliver to Parent a certificate or certificates representing the number of shares of Common Stock purchased by Parent, registered in the name of Parent or a nominee designated in writing by Parent, and Parent shall deliver to Company a letter agreeing that Parent shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                  (c) If at the time of issuance of any Common Stock pursuant to any exercise of the Option, Company shall have issued any share purchase rights or similar securities to holders of Common Stock, including, without limitation, the Company Rights, then each such share of Common Stock shall also represent rights with terms substantially the same as and at least as favorable to Parent as those issued to other holders of Common Stock.

                  (d) Certificates for Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

                           "The transfer of the shares represented by this
                  certificate is subject to certain provisions of an agreement between the registered holder hereof and Kimberly-Clark Corporation, a copy of which is on file at the principal office of Kimberly-Clark Corporation, and to resale restrictions arising under the Securities



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                  Act of 1933 and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Kimberly- Clark Corporation of a written request therefor."

                  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Parent shall have delivered to Company an opinion of counsel reasonably acceptable to Company, in form and substance reasonably satisfactory to Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws.

                  5. AUTHORIZATION, ETC.

                  (a) Company hereby represents and warrants to Parent that:

                           (i) Company has full corporate authority to execute
                  and deliver this Option Agreement and to consummate the transactions contemplated hereby;

                           (ii) such execution, delivery and consummation have
                  been authorized by the Board of Directors of Company, and no other corporate proceedings are necessary therefor;

                           (iii) this Option Agreement has been duly and validly
                  executed and delivered and represents a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms, except that enforceability may be limited by the Bankruptcy Exception and is subject to the Equity Exception;

                           (iv) Company has taken all necessary corporate action
                  to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 7,492,353 shares of Common Stock (as such number may be adjusted pursuant to Section 6 hereof), all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions, security interests and preemptive rights; and

                           (v) except as otherwise required by the Antitrust
                  Laws and other than any filings required under applicable securities and blue sky laws, the execution and delivery of this Option Agreement by Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or



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                  constitute a default under, any provision of any charter or bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Company or any of its Subsidiaries or any of their respective properties or assets is bound.

                  (b) Parent hereby represents and warrants to Company that:

                           (i) Parent has full corporate authority to execute
                  and deliver this Option Agreement and to consummate the transactions contemplated hereby;

                           (ii) such execution, delivery and consummation have
                  been authorized by all requisite corporate action by Parent, and no other corporate proceedings are necessary therefor;

                           (iii) this Option Agreement has been duly and validly
                  executed and delivered and represents a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforcement may be limited by the Bankruptcy Exception and is subject to the Equity Exception;

                           (iv) any Common Stock or other securities acquired by
                  Parent upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act; and

                           (v) except as otherwise required by the Antitrust
                  Laws and other than any filings required under applicable securities and blue sky laws, the execution and delivery of this Option Agreement by Parent and the consummation by it of the transaction contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound.

                  6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                  In the event of any change in Common Stock by reason of stock dividends, stock splits, split-ups, reclassifications, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. If any additional shares of Common Stock are issued or sold by the Company after the date hereof (other than pursuant to an event described in the preceding sentence or pursuant



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to this Option Agreement), the number of shares of Common Stock subject to the
Option (but not the purchase price per share) shall be adjusted so that, after such issuance, it equals at least 14.0% of the number of shares of Common Stock then issued and outstanding (without considering as outstanding any shares subject to or issued pursuant to the Option).

                  7. REPURCHASE.

                  (a) At the request of Parent at any time after the occurrence of a Purchase Event but prior to the second anniversary of such Purchase Event (the "Repurchase Period"), if a Put Event (as defined below) has occurred, Company (or any successor entity thereof) shall repurchase the Option from Parent together with all (but not less than all, subject to Section 10) shares of Common Stock subject thereto or purchased by Parent pursuant thereto and with respect to which Parent then has Beneficial Ownership, at a price per share (the "Per Share Repurchase Price") equal to the greater of:

                           (i) The per share exercise price paid by Parent for
                  any shares of Common Stock acquired pursuant to the Option;

                           (ii) The "Market Price" per share of Common Stock
                  (defined as the average of the closing sales price per share for the 10 trading days prior to the date of such request for Common Stock on the NASDAQ (as reported in the Wall Street Journal or other authoritative source)); and

                           (iii) The highest price per share paid in any
                  transaction triggering a Put Event pursuant to Section 7(c) hereof or at which a tender or exchange offer which led to a Put Event was made for shares of Common Stock. In determining such price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Parent and reasonably acceptable to Company.

                  (b) If Parent exercises its rights under this Section 7, Company shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender to Company the Option and the certificates evidencing any shares of Common Stock purchased thereunder with respect to which Parent then has Beneficial Ownership, and Parent shall warrant that it has sole record and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.

                  (c) For purposes of this Section 7, a "Put Event" shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or any similar transaction involving Company or any purchase, lease or other acquisition of all or substantially all of the



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assets of Company and its Subsidiaries considered as a whole or (ii) upon the acquisition by any person of Beneficial Ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Put Event unless a Purchase Event shall have occurred prior to expiration or termination of the Option.

                  8. REPURCHASE AT OPTION OF COMPANY AND FIRST REFUSAL.

                  (a) Except to the extent that Parent shall have previously exercised its rights under Section 7, at the request of Company from and after the date which is the later of (x) six months after a Purchase Event has occurred and (y) 180 days after the date of termination of the Merger Agreement, Company may repurchase from Parent, and Parent shall sell to Company, the Option together with all (but not less than all, subject to Section 10) shares of Common Stock subject thereto or purchased by Parent pursuant hereto and with respect to which Parent then has Beneficial Ownership at a price per share equal to the greater of (i) the Market Price per share of Common Stock (less the exercise price per share for any unexercised shares of Common Stock subject to the Option) and (ii) the per share exercise price paid by Parent for any shares of Common Stock acquired pursuant to the Option (less the exercise price per share for any unexercised shares of Common Stock subject to the Option).

                  (b) If Company exercises its rights under Section 8(a), Company shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender to Company the Option and the certificates evidencing any shares of Common Stock purchased thereunder with respect to which Parent then has Beneficial Ownership, and Parent shall warrant that it has sole record and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.

                  (c) If, at any time after the occurrence of a Purchase Event and prior to the second anniversary of the date of such occurrence, Parent shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Common Stock acquired by it pursuant to the Option, it shall give Company written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Parent to Company, which may be accepted within 10 business days after its receipt of such Offeror's Notice, to purchase such Option or shares on the same terms and conditions and at the same price at which Parent is proposing to transfer the Option or such shares to a third party. The purchase of the Option or such shares by Company shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Parent by wire transfer of immediately available funds to an account designated by Parent. In the event of the failure or refusal of Company to purchase the Option or shares in each case as and to the extent covered by the Offeror's Notice or if the Board of Directors of Company does not approve Company's proposed purchase of the Option or such shares, Parent may, within 60 days from the date of the



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Offeror's Notice, sell all, but not less than all, of the Option or such shares in each case as and to the extent covered by the Offeror's Notice to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. These requirements shall not apply to any disposition of Common Stock by a Person to whom Parent has sold shares of Common Stock issued upon exercise of the Option in compliance with the terms hereof.

                  (d) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

                  9. REGISTRATION RIGHTS; APPROVAL.

                  (a) For three years after a Purchase Event, Company shall, if requested by any holder or beneficial owner (each a "Holder") of more than 2,000,000 shares (subject to adjustment in the event of any stock dividend, stock split, split-up, reclassification, recapitalization or the like) of Common Stock issued pursuant to this Option Agreement, file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by such Holder (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of Common Stock then outstanding). Each such Holder shall provide all information reasonably requested by Company for inclusion in any registration statement to be filed hereunder. Company shall use its reasonable commercial efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at Company's expense except for underwriting commissions and the fees and disbursements of such Holder's counsel attributable to the registration of such Common Stock. In no event shall Company be required to effect more than one registration hereunder. The filing of the registration statement hereunder may be delayed once for up to 120 days if such filing would require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any proposed distribution by Company of Common Stock or if a special audit of Company would otherwise be required in connection therewith. If requested by any such Holder in connection with such registration, Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of the representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder entitled to such registration, Company agrees to send a copy thereof to



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any other person known to Company to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the person entitled to receive such copies entitled to such registration.

                  (b) Subject to applicable law and the rules and regulations of the Nasdaq Stock Market, Company shall promptly file an applicable to list the shares subject to the Option on the Nasdaq Stock Market and will use its commercially reasonable efforts to obtain approval of such listing and to effect all necessary filings by Company under the HSR in connection with the transactions contemplated hereby. Each of the parties hereto will use its commercially reasonable efforts to obtain consents of all third parties and governmental authorities, if any, necessary for the consummation of the transactions contemplated.

                  10. SEVERABILITY.

                  Any term, provision, covenant or restriction contained in this Option Agreement held by a court of competent jurisdiction to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such court determines that applicable law will not permit Parent or any other person to acquire, or Company to repurchase or purchase, the full number of shares of Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow Parent or such other person to acquire, or Company to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.

                  11. PROFIT LIMITATION.

                  (a) Notwithstanding any other provision of this Option Agreement or the Merger Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed $25,000,000 and, if it otherwise would exceed such amount, Parent shall repay such excess amount to Company in cash (or the purchase price for purposes of Section 7 or 8, as applicable, shall be reduced) so that Parent's Total Profit shall not exceed $25,000,000 after taking into account the foregoing actions.

                  Notwithstanding any other provision of this Option Agreement, the Option may not be exercised for a number of Option Shares as would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $10,000,000 and, if exercise of the Option otherwise would exceed such amount, Parent, at its discretion, may increase the Purchase Price for that number of Option Shares set forth in the notice delivered on such Notice Date so that the Notional Total Profit shall not exceed $10,000,000; provided, however, that nothing in this



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sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 2 hereof.

                  As used herein, the term "Total Profit" means the aggregate amount (before taxes) of the following: (i) the amount of cash received by Parent pursuant to Section 8.2(b) of the Merger Agreement; less any repayment of such cash to Company, (ii) the amount received by Parent pursuant to Company's repurchase of the Option or Option Shares pursuant to Section 7 or 8 hereof, less Parent's purchase price therefor, and (iii) the net cash amounts received by Parent pursuant to the sale of Option Shares (or any other securities into or for which such Option Shares are converted or exchanged) to any unaffiliated party, less Parent's purchase price therefor.

                  As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Parent may propose to exercise the Option shall be the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all Option Shares acquired upon exercise of the Option and held by Parent and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  12. MISCELLANEOUS.

                  (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

                  (b) Entire Agreement. Except as otherwise expressly provided herein or therein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements and understandings with respect hereto, written or oral.

                  (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and any Holder, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                  (d) Assignment. Other than as provided in Sections 8 and 9 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person (whether by



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

operation of law or otherwise), without the express written consent of the other party. Any purported assignment in violation hereof shall be null and void.

                  (e) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 9.6 of the Merger Agreement (which is incorporated herein by reference).

                  (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

                  (g) Specific Performance. The parties hereto agree that if for any reason Parent or Company shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

                  (h) Governing Law. THIS OPTION AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT MATTERS RELATING TO THE INTERNAL CORPORATE LAW OF THE COMPANY SHALL BE GOVERNED BY THE FBCA. Except as permitted by Section 12(g), the parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of interpretation and enforcement of the provisions of this Option Agreement and of the documents referred to in this Option Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding of the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12(e) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.



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                  (i) Waiver of Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT
ANY CONTROVERSY WHICH MAY ARISE UNDER THIS OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(i).

                  (j) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (k) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.




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


                  IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.



                                       KIMBERLY-CLARK CORPORATION


                                       By: /s/ ROBERT E. ABERNATHY
                                       Name:  Robert E. Abernathy
                                       Title:  Group President -
                                               Globalhealthcare/non wovens



                                        SAFESKIN CORPORATION


                                        By: /s/ RICHARD JAFFE
                                        Name:  Richard Jaffe
                                        Title:  Chairman







                                      -13-